UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 22, 2013

PFSweb, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28275	75-2837058
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Millennium Drive Allen, TX	75013
(Address of principal executive offices)	(zip code)

(972) 881-2900

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Timothy Murray

On May 23, 2013, Mr. Timothy Murray resigned from the Company’s Board of Directors for personal reasons. Mr. Murray was a Class III Director.

Appointment of Shinichi Nagakura

On May 23, 2013, the Board of Directors of the Company appointed Shinichi Nagakura as a Class III Director. Such appointment was pursuant to the Securities Purchase Agreement dated May 15, 2013 (the “Purchase Agreement”) between the Company and transcosmos inc., a Japanese business processing outsourcing company (“TCI”). Under the Purchase Agreement, on May 15, 2013, the Company sold to TCI an aggregate of 3,214,369 shares (the “Shares”) of its Common Stock at $ $4.57 per share, or gross proceeds of $14.7 million. A description of the Purchase Agreement and the transactions contemplated thereby was disclosed in Item 1.01 the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 15, 2013 (the “May 15th 8-K”). The May 15th 8-K included as Exhibits thereto a copy of the Purchase Agreement and the Registration Rights Agreement between the Company and TCI. Reference is made to the information set forth in Item 1.01 of the May 15th 8-K and the Exhibits thereto which is incorporated herein by reference.

The Board has determined that Mr. Nagakura is an “independent director” under the NASDAQ Stock Market, Inc. listing standards.

Mr. Nagakura, age 49, has been an officer of TCI and/or its affiliates for the last 15 years, including serving as a Director of TCI since 2006, and has experience in investments, business development and sales/marketing in the US and Japan. Prior to TCI, Mr. Nagakura served for ten years with Recruit Co. Ltd., a leading Japanese publishing and Internet media and marketing services company. Mr. Nagakura also serves on the Board of Directors of Merlin Information Systems, Ltd., an international provider of high quality, personalized IT and customer support solutions, and Become, Inc., a leader in electronic commerce and online comparison shopping. He graduated from Sophia University, Tokyo, Japan with a B.A. in International Studies in 1986.

Mr. Nagakura has no family relationship with any of the executive officers or directors of the Company. There have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Mr. Nagakura had, or will have, a direct or indirect material interest.

Mr. Nagakura is eligible to participate in the Company’s compensation programs and plans for non-employee directors, as described in the Company’s Form 10-K Amendment No. 1, filed on April 30, 2013.

Compensatory Plan

On May 22, 2013, pursuant to the Company’s 2005 Employee Stock and Incentive Plan, as amended and restated (the “Plan”), the Company issued Performance-Based Cash Awards and Performance Shares (as such terms are defined in the Plan) to the Company’s named executive officers and other senior management. The determination of the amount of the Performance-Based Cash Awards and the number of Performance Shares which each such individual may receive is subject to, and calculated by reference to, the achievement by the Company of a performance goal measured by the Company’s adjusted EBITDA for the 2013 fiscal year. The amount of the Performance-Based Cash Awards and number of Performance Shares will be calculated in 2014 upon completion of the Company’s 2013 annual financial statements. The Performance Shares are subject to four year vesting based upon continued employment and the comparative performance (on an annual and cumulative basis) of the Company’s common stock on NASDAQ compared to the Russell Micro Cap Index.

A copy of the form of Performance-Based Cash Award Agreement and Performance Shares Award Agreement is filed herewith and the foregoing summary of the terms thereof is not complete and is qualified in its entirety by reference thereto, which are incorporated herein by reference.

The foregoing Awards were issued pursuant to the Plan. A copy of the Plan is included in the Company’s Proxy Statement dated April 30, 2012 as filed with the Securities and Exchange Commission on April 30, 2012.

The amount of the Performance-Based Cash Awards paid or payable to the Company’s named executive officers and the number of Performance Shares issued or issuable to the Company’s named executive officers will be disclosed in the Company’s Proxy Statement for its 2014 Annual Meeting or when Item 402 of Regulation S-K otherwise requires such disclosure.

Item 8.01. Other Events.

On May 24, 2013, the Company issued a press release announcing the appointment of Mr. Nagakura to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Form of Performance-Based Cash Award Agreement.

10.2	Form of Performance Shares Award Agreement

99.1	Press Release, issued May 24, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2013

PFSweb, Inc. By: /s/ Thomas J. Madden Name: Thomas J. Madden Title: Executive Vice President and Chief Financial and Accounting Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Form of Performance-Based Cash Award Agreement.

10.2	Form of Performance Shares Award Agreement

99.1	Press Release, issued May 24, 2013.